Exhibit 24(b)(9) Opinion and Consent of Counsel

VOYA LETTERHEAD

LAW DEPARTMENT/PRODUCT FILING UNIT

ONE ORANGE WAY, C2N

WINDSOR, CT 06095-4774

CHRISTOPHER J. MADIN

SENIOR ASSOCIATE COUNSEL

PHONE: (860) 580-2800  |  EMAIL:  CHRISTOPER.MADIN@VOYA.COM

                                                                                                                                                                           BY EDGARLINK

April 20, 2017

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:

Voya Retirement Insurance and Annuity Company and its Variable Annuity Account B

Post-Effective Amendment No. 52 to Registration Statement on Form N-4

Prospectus Title: Voya Variable Annuity

File Nos.:  333-56297 and 811-02512

Ladies and Gentlemen:

The undersigned serves as counsel to Voya Retirement Insurance and Annuity Company, a Connecticut life insurance company (the “Company”). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the “Securities”) under the Securities Act of 1933 as provided in Rule 24f-2 under the Investment Company Act of 1940.

In connection with this opinion, I have reviewed Post-Effective Amendment No. 52 to the above-referenced Registration Statement on Form N-4. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purpose of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Christopher J. Madin

Christopher J. Madin

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